Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statement on Form S-3 of MYOS Corporation of our report dated March 28, 2014, relating to our audits of the financial statements, which appears in the Annual Report on Form 10-K of MYOS Corporation for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Seligson & Giannattasio LLP
Seligson & Giannattasio LLP
White Plains, NY
October 15, 2014